Exhibit 99.1

TransDigm to Acquire Schneller Holdings LLC

CLEVELAND, August 5, 2011 /PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), announced today that it has entered into a definitive agreement to acquire Schneller Holdings LLC (Schneller or the Company), from an affiliate of Graham Partners, Inc., for approximately $288.5 million in cash. The acquisition, subject to review under the Hart-Scott-Rodino Act and other customary closing conditions, is expected to close by September 30, 2011. Schneller, headquartered in Kent, Ohio, manufactures proprietary, highly engineered laminates for commercial aircraft. The Company expects calendar 2011 revenues to be approximately $84 million. Approximately two-thirds of the revenues come from the commercial aftermarket with the balance from commercial OEM.

Schneller designs and manufactures highly engineered laminates, thermoplastics, and non-textile flooring for use primarily on side walls, lavatories, galleys, bulkheads and cabin floors. These products are found on almost every commercial transport and regional jet platform. The Company is a preferred or sole supplier to key aerospace customers, including many of the world’s major OEM’s, commercial airlines and leading aircraft interior designers and suppliers. The major platforms and positions include most of the active Boeing platforms, all of the active Airbus platforms and most of the regional jets.

W. Nicholas Howley, Chairman and CEO of TransDigm Group Incorporated stated, “Schneller is a well established proprietary aerospace business with both significant aftermarket content and an outstanding reputation with the world’s airlines. The Company fits well with TransDigm’s products and market strategies. We see significant value creation opportunities through both the application of our proven methodologies as well as a recovering commercial aerospace market.”

Harris Williams & Co. served as exclusive advisor to Schneller Holdings LLC.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, aircraft audio systems, specialized cockpit displays, engineered latching and locking devices, specialized lavatory components, engineered connectors and elastomers, rods and locking devices, NiCad batteries/chargers, and lighting and control technology.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com

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